As filed with the Securities and Exchange Commission on April 1, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Lulu’s Fashion Lounge Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-8442468
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

195 Humboldt Avenue

Chico, California 95928

Telephone: (530) 343-3545

(Address of Principal Executive Offices) (Zip Code)

Lulu’s Fashion Lounge Holdings, Inc. Omnibus Equity Plan

Lulu’s Fashion Lounge Holdings, Inc. 2021 Employee Stock Purchase Plan

(Full title of the plan)

David McCreight

Chief Executive Officer

195 Humboldt Avenue

Chico, California 95928

(Name and address of agent for service)

Telephone: (530) 343-3545

(Telephone number, including area code, of agent for service

Copies to:

Marc D. Jaffe

Tad J. Freese

Adam J. Gelardi

Latham & Watkins LLP

1271 Avenue of the Americas

New York, New York 10020

Telephone: (212) 906-1200

Facsimile: (212) 751-4864

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an aggregate of 5,921,056 shares of the Common Stock, par value $0.001 per share (“Common Stock”), of Lulu’s Fashion Lounge Holdings, Inc. (the “Company” or the “Registrant”), consisting of 4,736,845 shares of Common Stock issuable pursuant to the Company’s Omnibus Equity Plan (the “Omnibus Equity Plan”), and 1,184,211 shares of Common Stock issuable pursuant to the Company’s 2021 Employee Stock Purchase Plan (the “ESPP,” and together with the Omnibus Equity Plan, the “Plans”). A Registration Statement of the Registrant on Form S-8 relating to the Plans is effective.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENTS ON FORM S-8

Except as set forth below, the contents of the Registration Statement on Form S-8 (File No. 333-260985), including any amendments thereto, filed with the Securities and Exchange Commission (the “Commission)”, relating to the Plans, are incorporated by reference herein.

Item	8. Exhibits.

Number	Description

4.1	Amended and Restated Certificate of Incorporation of Lulu’s Fashion Lounge Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-41059), filed on December 16, 2021 with the Commission).

4.2	Amended and Restated Bylaws of Lulu’s Fashion Lounge Holdings, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-41059), filed on December 16, 2021 with the Commission).

5.1+	Opinion of Latham & Watkins LLP, counsel to the Registrant.

23.1+	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2+	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1+	Power of attorney (included on signature pages below).

99.1	Omnibus Equity Plan and Form of Stock Option Agreement and Restricted Stock Unit Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 10-K (File No. 001-41059), filed on March 31, 2022 with the Commission).

99.2	2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-260194), filed on November 1, 2021 with the Commission).

107+	Filing Fee Table.

+	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on this 1st day of April, 2022.

LULU’S FASHION LOUNGE HOLDINGS, INC.

By:	/s/ David McCreight
David McCreight
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of David McCreight and Crystal Landsem, each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ David McCreight David McCreight	Chief Executive Officer and Director (Principal Executive Officer)	April 1, 2022

/s/ Crystal Landsem Crystal Landsem	Chief Financial Officer (Principal Financial and Accounting Officer)	April 1, 2022

/s/ Evan Karp Evan Karp	Chairperson of the Board	April 1, 2022

/s/ Dara Bazzano Dara Bazzano	Director	April 1, 2022

/s/ John Black John Black	Director	April 1, 2022

/s/ Eric Liaw Eric Liaw	Director	April 1, 2022

/s/ Michael Mardy Michael Mardy	Director	April 1, 2022

/s/ Danielle Qi Danielle Qi	Director	April 1, 2022

/s/ Kira Yugay Kira Yugay	Director	April 1, 2022